                                                                  Exhibit 99.1

                       PRO FORMA FINANCIAL INFORMATION OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

INTRODUCTION

    On May 5, 1997, pursuant to a Stock Purchase Agreement, dated as of April 16, 1997 (the "Stock Purchase Agreement"), Apartment Investment and Management Company, a Maryland corporation ("AIMCO" and, together with its majority-owned subsidiaries and controlled entities, the "Company"), acquired 2,866,073 shares of common stock ("NHP Common Stock") of NHP Incorporated ("NHP") in exchange for 2,142,857 shares of AIMCO's Class A Common Stock ("AIMCO Common Stock"). AIMCO contributed such shares of NHP Common Stock to its wholly owned subsidiary, AIMCO-LP, Inc., which contributed such shares of NHP Common Stock to AIMCO's operating partnership, AIMCO Properties, L.P. (the "Operating Partnership"), in exchange for additional partnership interests ("OP Units") in the Operating Partnership. The Operating Partnership contributed such shares of NHP Common Stock to AIMCO's unconsolidated subsidiary, AIMCO/NHP Holdings, Inc. ("ANHI"), in exchange for 95,000 shares of ANHI's Series A Preferred Stock (the "First ANHI Stock Transfer"). In addition, on May 5, 1997, pursuant to the Stock Purchase Agreement, ANHI acquired 3,630,000 shares of NHP Common Stock for $72.6 million in cash. Such cash consideration was obtained by ANHI from the proceeds of a loan made pursuant to a Credit Agreement (the "ANHI Credit Facility"). The acquisition of 6,496,073 shares of NHP Common Stock by
AIMCO and ANHI on May 5, 1997, is hereinafter referred to as the "Initial
NHP Stock Purchase."

     On June 3, 1997, the Company acquired a group of companies (the "NHP Real Estate Companies") previously owned by NHP that hold interests in partnerships that own 534 conventional and affordable multifamily apartment properties (the "NHP Properties") containing 87,659 units, a captive insurance subsidiary and certain related assets (the "NHP Real Estate Acquisition"). AIMCO is currently engaged in a reorganization (the "NHP Real Estate Reorganization") of its interests in the NHP Real Estate Companies, which will result in the vast majority of the assets of the NHP Real Estate companies being owned by a limited partnership (the "Unconsolidated Partnership") in which the Operating Partnership will hold a 99% limited partner interest and certain directors and officers of AIMCO will, directly or indirectly, hold a 1% general partner interest.

     On August 26, 1997, AIMCO sold 2,400,000 shares of AIMCO Common Stock to an institutional investor, at a price of $31.60 per share, and used substantially all of the net proceeds from such sale to purchase 3,717,000 shares of NHP Common Stock from ANHI for an aggregate price of $74.3 million (the "August 1997 Stock Offering"). ANHI used the proceeds from its sale of such shares of NHP Common Stock to repay its outstanding borrowings under the ANHI Credit facility, and then terminated the ANHI Credit Facility.

     On September 12, 1997, AIMCO sold 2,373,418 shares of AIMCO Common Stock to an institutional investor at a price of $31.60 per share, and sold 279,000 shares of AIMCO Common Stock to another institutional investor at a price of $33.125 per share. AIMCO used $40.0 million in proceeds from such sales to purchase 2,000,000 shares of NHP Common Stock from ANHI (the "Second ANHI
Stock Transfer" and, together with the First ANHI Stock Transfer the "ANHI Stock Transfers"), $7,039,500 of such proceeds to purchase an additional 351,975 shares of NHP Common Stock pursuant to the Stock Purchase Agreement, and $35.5 million of such proceeds to reduce the amount outstanding under AIMCO's credit facility. On September 12, 1997, AIMCO also acquired an additional
82,074 shares of NHP Common Stock pursuant to the Stock Purchase Agreement in exchange for 61,364 shares of AIMCO Common Stock. AIMCO's acquisition of an aggregate of 434,049 shares of NHP Common Stock on September 12, 1997 pursuant to the Stock Purchase Agreement, is hereinafter referred to as the "Subsequent NHP Stock Purchase" and, together with the Initial NHP Stock Purchase, the "NHP Stock Purchase." AIMCO's sale of an aggregate of 2,652,418 shares of AIMCO Common Stock on September 12, 1997, and the application of the net proceeds thereof is hereinafter referred to as the "September 1997
Stock Offerings."

     As a result of tender offers commenced in June 1997 and continuing through mid-November 1997, the Company acquired a majority limited partner interest in three partnerships for which the Company serves as General Partner (the "LP Acquisitions"): (i) approximately 54% of the limited partner interests in Country Lakes Associates Two, the owner of the multi-family apartment community known as The Greens of Naperville, Naperville, Illinois, for approximately $521,000 in cash and OP Units, (ii) approximately 62% of the limited partner interests in Point West Limited Partnership, owner of the multi-family apartment community known as Point West Apartments, Lenexa, Kansas, for approximately $379,000 in cash and OP Units, and (iii) approximately 72% of the limited partner interests in The Oak Park Partnership, the owner of the multi-family apartment community known as 100 Forest Place Apartments, Oak Park, Illinois, for approximately $3.35 million in cash and OP Units.

     On September 15, 1997, the Company purchased 886,600 shares of Ambassador Apartments, Inc. ("Amabassador") common stock ("Ambassador Common Stock") for $19.9 million. The shares acquired represent 8.45% of the Ambassador Common Stock outstanding as of September 30, 1997.

     On October 15, 1997, the Company purchased Windward at the Villages Apartments (the "Windward Acquisition"), a 196-unit apartment community located in West Palm Beach, Florida, for $10.8 million in cash.

     On October 27, the Company sold 7,000,000 shares of AIMCO Common Stock at a price of $36.50 per share in a public offering. Net proceeds of $241.5 million were used to repay outstanding indebtedness, provide working capital and finance certain acquisition activities.

     On October 31, 1997, the Company purchased a portfolio of 8,175 units in 35 apartment communities from sellers associated with Winthrop Financial
Associates (the "Thirty-five Acquisition Properties"). The aggregate purchase price of $263.5 million (including $10.0 million of transaction costs) was comprised of $116.1 million in cash and the creation or assumption of $147.4 million of mortgage indebtedness.

     On December 1, 1997, the Company purchased the property known as Foxchase Apartments ("Foxchase" and such acquisition is defined as the "Foxchase Acquisition"), a 2,113 unit apartment complex located in Alexandria, Virginia for approximately $110.3 million in cash, assumed mortgage obligations and OP Units. The Company purchased Foxchase from a limited partnership for which the Company serves as General Partner and majority limited partner.

     On December 8, 1997, AIMCO/NHP Acquisition Corp., a wholly-owned subsidiary of AIMCO ("NHP Merger Sub"), merged (the "NHP Merger") with and into NHP, with NHP being the surviving corporation after the NHP Merger and becoming a wholly-owned subsidiary of AIMCO. As a result of the NHP Merger, each outstanding share of NHP Common Stock, other than NHP Common Stock held by NHP, AIMCO or NHP Merger Sub, was converted (subject to certain exceptions) into the right to receive (i) 0.74766 shares of AIMCO Common Stock (the
"Stock Consideration"), or (ii) at the election of the holder, 0.37383 shares of AIMCO Common Stock and $10.00 in cash (the "Mixed Consideration"). Also in the NHP Merger, outstanding options to purchase shares of NHP Common Stock were converted into options to purchase shares of AIMCO Common Stock.

      Immediately following the NHP Merger, AIMCO engaged in a restructuring (the "NHP Reorganization") of the assets and operations of NHP that resulted in the Master Property Management Agreement being terminated and NHP's operations being conducted through ANHI and/or other unconsolidated subsidiaries of AIMCO (together with ANHI, the "Unconsolidated Subsidiaries"). The Unconsolidated Subsidiaries have an ownership structure similar to ANHI, in which the Company holds a 95% economic interest through ownership of shares of non-voting preferred stock, and certain directors and officers of AIMCO hold a 5% economic interest through direct or indirect ownership of all of the outstanding shares of common stock. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by such directors and officers, AIMCO will account for its interest in the Unconsolidated Subsidiaries using the equity method.

     Pursuant to rights distributed to NHP stockholders in May 1997 (the "Rights Distribution"), upon the effective time of the NHP Merger all of the outstanding shares of common stock of The WMF Group, Ltd., formerly a wholly owned subsidiary of NHP ("WMF"), were distributed to NHP stockholders (the "WMF Spin-Off"). Shares of WMF common stock issued to AIMCO and ANHI in the WMF Spin-Off were transferred to the sellers of NHP Common Stock pursuant to the Stock Purchase Agreement.

     On December 22, 1997, the Company sold 2,400,000 shares of AIMCO 9% Class C Cumulative Preferred Stock ("Class C Preferred Stock") in a public offering. The Class C Preferred Stock has a liquidation preference of $25 per share. Net proceeds of $57.9 million were used to repay outstanding indebtedness and provide working capital. Dividends on the Class C Preferred Stock are cumulative from the date of issue, and are payable quarterly, commencing on April 15, 1998, at a rate equal to 9% per annum of the liquidation preference, or $2.25 per share.

     On December 23, 1997, AIMCO executed an Agreement and Plan of Merger with Ambassador, pursuant to which Ambassador will be merged into AIMCO. Pursuant to the terms of the Ambassador Merger Agreement, each outstanding share of Ambassador Common Stock, other than those shares held by AIMCO or Ambassador, will be converted into (i) 0.583 shares of AIMCO Common Stock, assuming that the price of AIMCO's Common Stock, as defined by the Ambassador Merger Agreement, is greater than $36 per share or (ii) to the extent that the price of AIMCO's Common Stock is less than $36 per share, 0.583 shares of AIMCO Common Stock plus additional consideration in the form of cash or AIMCO Common Stock. Any outstanding options to purchase Ambassador Common Stock may be converted, at the election of the option holder, into cash or options to purchase AIMCO Common Stock at their current exercise price divided by the Conversion Ratio. The Ambassador Merger Agreement provides that the outstanding shares of Ambassador Preferred shall be redeemed or converted into Ambassador Common Stock prior to the Ambassador Merger. The Ambassador Merger Agreement also provides that, unless otherwise agreed by the parties, the Ambassador Operating Partnership will be merged with and into the AIMCO Operating Partnership, and all outstanding Ambassador Operating Partnership Units will be converted into AIMCO Operating Partnership Units at the Conversion Ratio.

                        PRO FORMA FINANCIAL INFORMATION

     The following Pro Forma Consolidated Balance Sheet of AIMCO as of September 30, 1997 has been prepared as if each of the following transactions had occurred as of September 30, 1997: (i) the Company's sale of 7,000,000 shares of AIMCO Common Stock in October 1997 (the "October 1997 Stock Offering") and the application of such net proceeds (a) to acquire 35 multifamily apartment properties from Winthrop Financial Associates (the "Winthrop Acquisition") and (b) to repay indebtedness; (ii) the Company's disposition of five real estate properties (the "1997 Dispositions"); (iii) the Company's purchase of the Windward Apartments (the "Windward Acquisition"); (iv) the Company's purchase of Foxchase Apartments (the "Foxchase Acquisition"); (v) the acquisition of partnership interests through tender offers in certain partnerships in which the Company acquired ownership interests in the NHP Real Estate Acquisition (the "Tender Offers") (vi) the NHP Merger; (vii) the WMF Spin-Off; (viii) the NHP Reorganization; (ix) the Company's sale of 2,400,000 shares of Class C Preferred Stock for cash in December, 1997; and (x) the Ambassador Merger.

     The following Pro Forma Consolidated Statement of Operations of AIMCO for the year ended December 31, 1996 has been prepared as if each of the following transactions had occurred as of January 1, 1996: (i) the NHP Stock Purchase and the ANHI Stock Transfers; (ii) the NHP Real Estate Acquisition;
(iii) the NHP Real Estate Reorganization; (iv) the Company's acquisition during 1996 of (a) 7 multifamily apartment properties, (b) general and limited partnership interests in limited partnerships owning 22 multifamily apartment properties, and (c) general partnership interest in and loans to limited partnerships owning 12 multifamily apartment properties, the related issuance of AIMCO Common Stock and Partnership Common Units of AIMCO Properties, L.P., the incurrence of indebtedness to finance such acquisitions, and the refinancing of such indebtedness (the "1996 Acquisitions"); (v) the Company's disposition of 4 multifamily apartment properties (the "1996 Dispositions"); (vi) the Company's purchase of a management company in the third quarter of 1996 (the "Management Company Acquisition"); (vii) the Company's acquisition of (a) the Tustin East Village and The Californian apartments in June 1997, (b) the Vinings at the Waterways in June 1997, (c) the Stonebrook Apartments in May 1997, and (d) The Bay Club at Aventura in April 1997 (collectively, the "Recent Property Acquisitions");
(viii) AIMCO's sale of 1,265,000 shares of AIMCO Common Stock in November 1996, and the application of the net proceeds thereof to repay indebtedness (the "November 1996 Stock Offering"); (ix) AIMCO's sale of 2,015,000 shares of AIMCO common stock in February 1997, and the application of the net proceeds thereof to repay indebtedness (the "February 1997 Stock Offering");
(x) AIMCO's sale of 2,300,000 shares of AIMCO common stock in May 1997, and the application of the net proceeds thereof to repay indebtedness (the "May 1997 Stock Offering"); (xi) AIMCO's August 1997 sale of 750,000 shares of Class B Preferred Stock and the application of the net proceeds thereof to repay indebtedness (the "Class B Preferred Stock Offering"); (xii) the August 1997 Stock Offering; (xiii) the September 1997 Stock Offerings; (xiv) the Company's receipt of a dividend from ANHI from proceeds ANHI received from the ANHI Stock Transfers (the "ANHI Dividend"); (xv) the Company's purchase of 886,600 shares of common stock of Ambassador Apartments, Inc. (the "Ambassador Stock Acquisition"); (xvi) the purchase of third-party notes payable secured by three properties owned by real estate partnerships in which the Company acquired ownership interests in the NHP Real Estate Acquisition, and the conversion of such notes payable into loans from the general partner (the "Loan Acquisitions"); (xvii) the purchase of land leased by two properties owned by real estate partnerships in which the Company acquired ownership interests in the NHP Real Estate Acquisition (the "Land Lease Acquisitions"); (xviii) the payment of third-party notes payable secured by one property owned by a real estate partnership in which the Company acquired ownership interests in the NHP Real Estate Acquisition (the "Property Loan Payment");
(xix) the Company's purchase of the Sawgrass Apartments (the "Sawgrass Acquisition"); (xx) the Company's purchase of an interest in a partnership owning the Morton Towers Apartments (the "Morton Towers Acquisition"); (xxi) the Company's acquisition of the Los Arboles Apartments (the "Los Arboles Acquisition"); (xxii) the October 1997 Stock Offering and the Winthrop Acquisition; (xxiii) the 1997 Dispositions; (xxiv) the Windward Acquisition;
(xxv) the Foxchase Acquisition; (xxvi) the Tender Offers; (xxvii) the NHP Merger; (xxviii) the WMF Spin-Off; (xxxi) the NHP Reorganization (xxxii); the Class C Preferred Stock Offering; and (xxxiii) the Ambassador Merger.

     The following Pro Forma Consolidated Statement of Operations of AIMCO for the nine months ended September 30, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the NHP Stock Purchase and the ANHI Stock Transfers; (ii) the NHP Real Estate Acquisition; (iii) the Recent Property Acquisitions; (iv) the February 1997 Stock Offering; (v) the May 1997 Stock Offering; (vi) the Class B Preferred Stock Offering; (vii) the August 1997 Stock Offering; (viii) the September 1997 Stock Offerings; (ix) the ANHI Dividend; (x) the Ambassador Stock Acquisition; (xi) the Loan Acquisitions; (xii) the Land Lease Acquisitions;
(xiii) the Property Loan Payment; (xiv) the Sawgrass Acquisition; (xv) the Morton Towers Acquisition; (xvi) the Los Arboles Acquisition; (xvii) the October 1997 Stock Offering and the Winthrop Acquisition; (xviii) the 1997 Dispositions; (xix) the Windward Acquisition; (xx) the Foxchase Acquisition;
(xxi) the Tender Offers; (xxii) the NHP Merger; (xxiii) the WMF Spin-Off;
(xxiv) the NHP Reorganization; (xxv) the Class C Preferred Stock Offering; and (xxvi) the Ambassador Merger.

     The following Pro Forma Financial Information is based, in part, on the following historical financial statements, which have been previously filed by
AIMCO: (i) the Consolidated Financial Statements of AIMCO for the year ended December 31, 1996 and the nine months ended September 30, 1997; (ii) the restated Consolidated Financial Statements of NHP for the year ended December 31, 1996 (which have been restated to reflect WMF as a discontinued operation as a result of the Rights Distribution) and for the nine months ended September 30, 1997; (iii) the Combined Financial Statements of the NHP Real Estate Companies for the year ended December 31, 1996 and the three months ended March 31, 1997; (iv) the Financial Statements of NHP Southwest Partners, L.P. for the year ended December 31, 1996 and the three months ended March 31, 1997; (v) the Combined Financial Statements of the NHP New LP Entities for the year ended December 31, 1996 and the three months ended March 31, 1997; (vi) the Combined Financial Statements of the NHP Borrower Entities for the year ended December 31, 1996 and the three months ended March 31, 1997; (vii) the Historical Summaries of Gross Income and Certain Expenses of The Bay Club at Aventura for the year ended December 31, 1996 and the three months ended March 31, 1997;
(viii) the Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the year ended December

31, 1996 and the six months ended June 30, 1997; and (ix) the Combined Statement of Revenues and Certain Expenses of the Thirty-Five Acquisition Properties for the year ended December 31, 1996 and the six months ended June 30, 1997. The following Pro Forma Financial Information is also based on the historical summary of gross income and direct operating expenses of First Alexandria L.P. for the year ended December 31, 1996 and the nine months ended September 30, 1997. The following Pro Forma Financial Information should be read in conjunction with such financial statements and the notes thereto. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

     The following Pro Forma Financial Information is also based on the consolidated financial statements of Ambassador for the year ended December 31, 1996 and nine months ended September 30, 1997, which are included herein as Exhibits 99.3 and 99.4.

     The unaudited Pro Forma Financial Information has been prepared using the purchase method of accounting whereby the assets and liabilities of all acquired properties and entities are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information may differ from the amounts ultimately determined.

     The following Pro Forma Financial Information assumes that ANHI elects to receive Mixed Consideration, and all other NHP stockholders elect to receive Stock Consideration. The Pro Forma Financial Information also assumes that no NHP or Ambassador stockholder will receive cash in lieu of shares in excess of the Ownership Limit in AIMCO's Charter or fractional shares.

     The following unaudited Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made. The unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1997 is not necessarily indicative of the results of operations to be expected for the year ending December 31, 1997.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           As of September 30, 1997
                       (In thousands, except share data)
                                  (unaudited)

                                            Previously      Issuance of                     Ambassador
                                             Reported         Class C         Ambassador      Merger
                                           Pro-forma(A)  Preferred Stock(B)  Historical(C)  Adjustments(D)    Pro-Forma
                                           ------------  ------------------  -------------  --------------  ------------
              ASSETS

Real estate                                  $1,327,176           $       -     $  500,017   $ 144,502 (E)   $1,971,695
Real estate held for sale                         6,439                   -              -           -            6,439
Investments held for sale                        25,025                   -              -     (21,112)(F)        3,913
Investments in and notes receivable
    from unconsolidated subsidiaries            163,432                   -              -           -          163,432
Investments in and notes receivable
    from unconsolidated partnerships            161,685                   -          4,018      (1,518)         164,185
Cash and cash equivalents                        64,606              57,910          5,536     (49,501)(H)       78,551
Restricted cash                                  22,934                   -         31,265           -           54,199
Investment in management contracts                  744                   -              -           -              744
Goodwill                                         72,284                   -              -           -           72,284
Accounts receivable                              24,299                   -          1,421           -           25,720
Deferred financing costs                         10,102                   -         13,725        (856)(I)       22,971
Other assets                                     32,259                   -          3,894        (308)(J)       35,845
                                           ------------  ------------------  -------------  --------------  ------------
                                             $1,910,985           $  57,910     $  559,876   $  71,207       $2,599,978
                                           ------------  ------------------  -------------  --------------  ------------
                                           ------------  ------------------  -------------  --------------  ------------
  LIABILITIES AND SHAREHOLDERS' EQUITY

Secured long-term notes payable              $  611,979           $       -     $   43,614   $       -       $  655,593
Secured short-term financing                          -                   -         24,800     (24,800)(H)            -
Secured long-term tax-exempt
     bond financing                              74,441                   -        311,496           -          385,937
Unsecured short-term financing                        -                   -              -           -                -
Accounts payable, accrued and
     other liabilities                           58,782                   -         10,431      13,000 (D)       82,213
Resident security deposits and
     prepaid rents                                9,099                   -          2,480           -           11,579
                                           ------------  ------------------  -------------  --------------  ------------
                                                754,301                   -        392,821     (11,800)       1,135,322
Minority interest in other partnerships
     and corporations                            39,709                   -         19,753     (19,753)(H)       39,709
Minority interest in Operating Partnership      117,323                   -         10,160       8,631 (K)      136,114

Unrealized gain on investments                    1,175                   -              -      (1,231)(F)          (56)
Class A Senior Cumulative Convertible
   Preferred Stock ($.01 par value)                   -                   -         24,132     (24,132)(L)            -
Class B Preferred Stock ($.01 par value)         75,000                   -              -           -           75,000
Class C Preferred Stock ($.01 par value)              -              60,000              -           -           60,000
Class A Common Stock ($.01 par value)               401                   -            106         (42)(M)          465
Class B Common Stock ($.01 par value)                 3                   -              -           -                3
Additional paid-in capital                      981,904              (2,090)       146,754      85,684 (N)    1,212,252
Notes due on common stock purchases             (30,459)                  -              -           -          (30,459)
Retained earnings (distributions in excess
   of earnings)                                 (28,372)                  -        (33,850)     33,850 (O)      (28,372)
                                           ------------  ------------------  -------------  --------------  ------------
                                                999,652              57,910        137,142      94,129        1,288,833
                                           ------------  ------------------  -------------  --------------  ------------
                                             $1,910,985           $  57,910     $  559,876   $  71,207       $2,599,978
                                           ------------  ------------------  -------------  --------------  ------------
                                           ------------  ------------------  -------------  --------------  ------------

(A) Represents the unaudited pro forma consolidated financial position of AIMCO as of September 30, 1997, as previously reported in AIMCO's Current Report on Form 8-K, dated December 1, 1997, which represents the historical consolidated financial position of AIMCO, adjusted to include the (i) the October 1997 Stock Offering; (ii) the Winthrop Acquisition;
     (iii) the 1997 Dispositions; (iv) the Windward Acquisition; (v) the Foxchase Acquisition; (vi) the Tender Offers; (vii) the NHP Merger; (viii) the WMF Spin-Off; and (ix) the NHP Reorganization.

(B) Represents adjustments to reflect the issuance of 2,400,000 shares of AIMCO 9% Class C Cumulative Preferred Stock in December 1997 resulting in net cash proceeds of $57.9 million.

(C) Represents the unaudited consolidated financial position of Ambassador as of September 30, 1997. Certain reclassifications have been made to Ambassador's historical balance sheet to conform to AIMCO's balance sheet presentation.

(D) Represents adjustments to record the Ambassador Merger in accordance with the purchase method of accounting, based upon the assumed purchase price of $701,696 assuming a market value of $36.00 per share of AIMCO's Common Stock, as follows:

          Issuance of 6,422,871 shares of AIMCO Common Stock based on the
              Conversion Ratio of 0.583 exchange for 11,016,931 shares of
              Ambassador Common Stock, which includes 1,351,351 shares of
              Ambassador Common Stock resulting from the conversion of
              Ambassador Preferred Stock.......................................  $  231,223
          Purchase of 886,600 shares of Ambassador Common Stock in August
              1997.............................................................      19,881
          Issuance of 521,970 units of AIMCO Properties, L.P. based on the
              Conversion Ratio of 0.583 exchange for 895,318 units of
              Ambassador Apartments, L.P.......................................      18,791
          Consideration related to the conversion of Ambassador stock options
              to AIMCO stock options...........................................       1,279
          Assumption of Ambassador's liabilities...............................     392,821
          Redemption of limited partnership interests not owned by Ambassador
              in Jupiter-I, L.P. and Jupiter-II, L.P. .........................      24,701
          Ambassador Merger costs (see calculation below)......................      13,000
                                                                                 ----------
                                                                                 $  701,696
                                                                                 ----------

     The following is a calculation of the estimated fees and other expenses related to the Ambassador Merger:

          Expected severance costs............................................    $   6,100
          Legal fees..........................................................        2,000
          Investment banking fees.............................................        3,200
          Other professional fees, including printing.........................        1,700
                                                                                  ---------
                                                                                  $  13,000
                                                                                  ---------
                                                                                  ---------

(E) Represents the estimated increase in Ambassador's real estate assets, net, based upon AIMCO's purchase price and the adjustment to eliminate the basis of Ambassador's net assets acquired:

          Purchase Price (see Note D).........................................    $ 701,696
          Less: Historical basis of Ambassador's net assets acquired
                Real estate assets............................................     (500,017)
                Value of Investments in unconsolidated partnership (See Note G)      (2,500)
                Other assets, net of purchase adjustments.....................      (54,677)
                                                                                  ---------
          Step-up to record fair value of Ambassador's real estate assets.....    $ 144,502
                                                                                  ---------
                                                                                  ---------

(F) Represents the elimination of AIMCO's previous investment in Ambassador, which was marked-to-market as of September 30, 1997 in accordance with the provisions of Statement of Financial Accounting Standard No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES.

(G) Represents the reduction of Ambassador's investment in unconsolidated partnerships to fair value.

(H) Represents (i) repayment of $24,800 of Ambassador's revolving line of credit upon consummation of the Ambassador Merger according to the terms of the Ambassador Merger Agreement, and (ii) redemption of limited partnership interests not owned by Ambassador in Jupiter-I, L.P. and Jupiter-II, L.P. in the amount of $24,701 representing the limited partners' initial contributions of $23,000, less previous distributions of $3,247 (together, represents current balance of $19,753) plus a preferred return of $4,948 (which includes amounts previously distributed).

(I) Represents the elimination of the deferred loan costs related to Ambassador's revolving line of credit in connection with the repayment upon consummation of the Ambassador Merger.

(J) Represents the elimination of deferred lease costs in connection with the Ambassador Merger.

(K) Represents the estimated increase in Minority Interest in Operating Partnership based upon AIMCO's purchase price per limited partnership interest in Ambassador Apartments, L.P. ("Ambassador OP Unit") and the adjustment to eliminate the basis of Ambassador's Minority Interest in Operating Partnership:

          Purchase price of minority interest in Ambassador Operating Partnership
            (see Note D)..................................................................... $ 18,791
          Less:  historical basis of minority interest in Ambassador Operating Partnership...  (10,160)
                                                                                              --------
          Adjustment to record fair value of limited partnership
            interests in AIMCO Operating Partnership ("AIMCO OP Units")
            issued in exchange for Ambassador OP Units....................................... $  8,631
                                                                                              --------
                                                                                              --------

(L) Represents the elimination of Ambassador's Preferred Stock as a result of its redemption or conversion in connection with the Ambassador Merger.

(M) Represents the elimination of Ambassador's Common Stock at $.01 par value ($106) net of the issuance of AIMCO Common Stock at $.01 par value ($64) (see Note M).

(N)  Represents the increase to paid-in capital to reflect the following:

          Issuance of 6,422,871 shares of AIMCO Common Stock at $36.00 per share............................................................ $231,223
          Less:  Par value of AIMCO Common Stock issued                            (64)
            Ambassador's historical paid-in-capital.......................... (146,754)
          Consideration related to the conversion of Ambassador stock options
            to AIMCO stock options...........................................    1,279
                                                                              --------
                                                                              $ 85,684
                                                                              --------
                                                                              --------

(O) Represents the elimination of Ambassador's distributions in excess of accumulated earnings, as a result of the Ambassador Merger.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1996
                     (In thousands, except per share data)
                                  (unaudited)

                                                      Previously                  Ambassador
                                                       Reported     Ambassador      Merge
                                                     Pro-Forma(A)  Historical(B)  Adjustments   Pro-Forma
                                                     ------------  -------------  -----------   ----------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues                      $ 237,091      $ 70,194         $  -     $ 307,285
Property operating expenses                              (111,182)      (27,465)           -      (138,647)
Owned property management expense                          (7,572)            -            -        (7,572)
                                                     ------------  -------------  -----------   ----------
Income from property operations
    before depreciation                                   118,337        42,729                    161,066
Depreciation                                              (44,756)      (13,430)      (8,466)(C)   (66,652)
                                                     ------------  -------------  -----------   ----------
Income from property operations                            73,581        29,299       (8,466)       94,414
                                                     ------------  -------------  -----------   ----------
SERVICE COMPANY BUSINESS
Management fees and other income                           17,935             -            -        17,935
Management and other expenses                             (15,025)            -            -       (15,025)
Corporate overhead allocation                                (590)            -            -          (590)
Amortization of management company
    goodwill and other assets
    depreciation and amortization                          (1,474)            -            -        (1,474)
                                                     ------------  -------------  -----------   ----------
Income from service company business                          846             -            -           846
Minority interest in service company
    business                                                   10             -            -            10
                                                     ------------  -------------  -----------   ----------
Company's share of income from
    service company busines                                   856             -            -           856
                                                     ------------  -------------  -----------   ----------
General and administrative expenses                          (756)       (5,225)       5,225(D)       (756)

Interest expense                                          (43,210)      (19,246)       4,969(E)    (57,487)

Interest income                                             2,998             -            -         2,998
                                                     ------------  -------------  -----------   ----------
Income before equity in earnings of
      unconsolidated subsidiaries,
      equity in losses of partnerships
      and minority interests                               33,469         4,828        1,728        40,025
Equity in earnings of unconsolidated
      Subsidiaries                                         14,114             -            -        14,114
Equity in losses of partnerships                          (15,590)          233            -       (15,357)
                                                     ------------  -------------  -----------   ----------
Income before minority interests                           31,993         5,061        1,728        38,782
Minority interest in other partnerships                     3,603        (1,414)       1,414(F)      3,603
                                                     ------------  -------------  -----------   ----------
Income before minority interests in
    Operating Partnership                                  35,596         3,647        3,142        42,385
Minority interest in Operating Partnership                 (4,461)         (469)         (93)(G)    (5,023)
                                                     ------------  -------------  -----------   ----------
Net income                                              $  31,135      $  3,178     $  3,049     $  37,362(E)
                                                     ------------  -------------  -----------   ----------
                                                     ------------  -------------  -----------   ----------
Net income allocable to preferred stockholders          $   5,344                                $  10,744
                                                     ------------                               ----------
                                                     ------------                               ----------
Net income allocable to common stockholders             $  25,791                                $  26,618(E)
                                                     ------------                               ----------
                                                     ------------                               ----------
Net income per common share                             $    0.67                                $    0.59(E)
                                                     ------------                               ----------
                                                     ------------                               ----------
Weighted average number of common shares
   and common share equivalents outstanding                38,686                                   45,109
                                                     ------------                               ----------
                                                     ------------                               ----------

(A) Represents the unaudited pro forma consolidated results of operations of AIMCO as of December 31, 1996, as previously reported in AIMCO's Current Report on Form 8-K, dated December 1, 1997, which represents the historical results of operations for AIMCO, adjusted to include the following, as if they had occurred on January 1, 1996: (i) the November 1996 Stock Offering; (ii) the 1996 Acquisitions; (iii) the 1996 Dispositions; (iv) the Management Company Acquisition; (v) the NHP Stock Purchase and the ANHI Stock Transfers; (vi) the NHP Real Estate Acquisition; (vii) the Recent Property Acquisitions; (viii) the February 1997 Stock Offering; (ix) the May 1997 Stock Offering; (x) the Class B Preferred Stock Offering; (xi) the August 1997 Stock Offering; (xii) the September 1997 Stock Offerings; (xiii) the ANHI Dividend; (xiv) the Ambassador Stock Acquisition; (xv) the Loan Acquisitions; (xvi) the Land Lease Acquisitions; (xvii) the Property Loan Payment; (xviii) the Sawgrass Acquisition; (xix) the Morton Towers Acquisition; (xx) the Los Arboles Acquisition; (xxi) the October 1997 Offering, (xxii) the Winthrop Acquisition; (xxiii) the 1997 Dispositions; (xxiv) the Windward Acquisition, (xxv) the Foxchase Acquisition; (xxvi) the Tender Offers; (xxvii) the NHP Merger; (xxviii) the WMF Spin-Off; and (xxix) the NHP Reorganization.

(B) Represents the historical statement of operations of Ambassador for the year ended December 31, 1996. Certain reclassifications have been made to Ambassador's Historical Statement of Operations to conform to AIMCO's Statement of Operations presentation.

(C ) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(D) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:

          Duplication of public company expenses..................... $    717
          Reduction in salaries and benefits.........................    2,917
          Other......................................................    1,591
                                                                      --------
                                                                      $  5,225
                                                                      --------
                                                                      --------

(E) Represents the decrease in interest expense related to the repayment of the Ambassador revolving credit facility upon consummation of the Ambassador Merger.

     The following table presents the net impact to pro forma net income applicable to holders of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%.

         Increase in Interest Expense.................................. $     478
                                                                        ---------
                                                                        ---------
         Income before Minority Interest in Operating Partnership
          (after minority interest in other partnerships).............. $  41,907
         Minority Interest in Operating Partnership....................    (4,966)
                                                                        ---------
         Net income.................................................... $  36,941
                                                                        ---------
                                                                        ---------
         Net income attributable to common stockholders                 $  26,197
                                                                        ---------
                                                                        ---------
         Net income per common share                                    $    0.58
                                                                        ---------
                                                                        ---------

(F) Represents elimination of minority interest in Jupiter-I, L.P. and Jupiter-II, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.

(G) Represents adjustments to Minority interest in Operating Partnership assuming the Ambassador Merger had occurred as of January 1, 1996. On a pro forma basis, without giving effect to the Ambassador Merger, as of December 31, 1996, the minority interest percentage is approximately 12.5%. On a pro forma basis, giving effect to the Ambassador Merger, as of December 31, 1996, the minority interest percentage is approximately 11.8%.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 For the Nine Months Ended September 30, 1997
                     (In thousands, except per share data)
                                 (unaudited)

                                                      Previously                    Abassador
                                                       Reported     Ambassador        Merger
                                                     Pro-Forma(A)  Historical(B)    Adjustments     Pro-Forma
                                                     ------------  -------------    -----------    ----------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues                     $  191,398     $  68,745        $     -     $ 260,143
Property operating expenses                               (82,932)      (26,449)             -      (109,381)
Owned property management expense                          (6,234)            -              -        (6,234)
                                                     ------------  -------------    -----------    ----------
Income from property operations
    before depreciation                                   102,232        42,296              -       144,528
Depreciation                                              (35,169)      (13,933)        (2,489)(C)   (51,591)
                                                     ------------  -------------    -----------    ----------
Income from property operations                            67,063        28,363         (2,489)       92,937
                                                     ------------  -------------    -----------    ----------
SERVICE COMPANY BUSINESS
Management fees and other income                           10,903             -              -        10,903
Management and other expenses                              (8,388)            -              -        (8,388)
Corporate overhead allocation                                (441)            -              -          (441)
Amortization of management company
    goodwill and other assets
    depreciation and amortization                          (1,133)            -              -        (1,133)
                                                     ------------  -------------    -----------    ----------
Income from service company business                          941             -              -           941
Minority interest in service company
    business                                                   48             -              -            48
                                                     ------------  -------------    -----------    ----------
Company's share of income from
    service company busines                                   989             -              -           989
                                                     ------------  -------------    -----------    ----------
General and administrative expenses                          (841)       (5,052)         5,052(D)       (841)

Interest expense                                          (34,941)      (19,766)         2,551(E)    (52,156)(E)

Interest income                                             5,356             -              -         5,356
                                                     ------------  -------------    -----------    ----------
Income before equity in earnings of
      unconsolidated subsidiaries,
      equity in losses of partnerships,
      and minority interests                               37,626         3,545           5,114       46,285
Equity in earnings of unconsolidated
      subsidiaries                                          6,920             -              -         6,920
Equity in losses of partnerships                          (12,952)          333              -       (12,619)
                                                     ------------  -------------    -----------    ----------
Income before minority interests                           31,594         3,878          5,114        40,586
Minority interest in other partnerships                      (332)         (654)           654(F)       (332)
                                                     ------------  -------------    -----------    ----------
Income before minority interests in
    Operating Partnership                                  31,262         3,224          5,768        40,254
Minority interest in Operating Partnership                 (3,429)         (350)          (452)(G)    (4,231)
                                                     ------------  -------------    -----------    ----------
Net income                                              $  27,833     $   2,874       $  5,316     $  36,023(E)
                                                     ------------  -------------    -----------    ----------
                                                     ------------  -------------    -----------    ----------
Net income allocable to preferred stockholders          $   4,008                                  $   8,058
                                                     ------------                                  ----------
                                                     ------------                                  ----------

Net income allocable to common stockholders             $  23,825                                  $  27,965(E)
                                                     ------------                                  ----------
                                                     ------------                                  ----------

Net income per common share                             $    0.59                                  $    0.60(E)
                                                     ------------                                  ----------
                                                     ------------                                  ----------

Weighted average number of common shares
   and common share equivalents outstanding                40,396                                     46,819
                                                     ------------                                  ----------
                                                     ------------                                  ----------

(A) Represents the unaudited pro forma consolidated financial position of AIMCO as of September 30, 1997, as previously reported in AIMCO's Current Report on Form 8-K, dated December 1, 1997, which represents the historical results of operations for AIMCO, adjusted to include the (i) the NHP Stock Purchase and the ANHI Stock Transfers; (ii) the NHP Real Estate Acquisition; (iii) the Recent Property Acquisitions; (iv) the February 1997 Stock Offering; (v) the May 1997 Stock Offering; (vi) the Class B Preferred Stock Offering; (vii) the August 1997 Stock Offering;
     (viii) the September 1997 Stock Offerings; (ix) the ANHI Dividend; (x) the Ambassador Stock Acquisition; (xi) the Loan Acquisitions; (xii) the Land Lease Acquisitions; (xiii) the Property Loan Payment; (xiv) the Sawgrass Acquisition; (xv) the Morton Towers Acquisition; (xvi) the Los Arboles Acquisition; (xvii) the October 1997 Stock Offering, (xviii) the Winthrop Acquisition; (xix) the 1997 Dispositions; (xx) the Windward Acquisition,
     (xxi) the Foxchase Acquisition; (xxii) the Tender Offers; (xxiii) the NHP Merger; (xxiv) the WMF Spin-Off; and (xxv) the NHP Reorganization.

(B) Represents the historical statement of operations of Ambassador for the nine months ended September 30, 1997. Certain reclassifications have been made to Ambassador's Historical Statement of Operations to conform to AIMCO's Statement of Operations presentation.

(C ) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(D) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:

          Duplication of public company expenses         $    521
          Reduction in salaries and benefits                2,551
          Other                                             1,980
                                                         --------
                                                         $  5,052
                                                         --------
                                                         --------

(E) Represents the decrease in interest expense related to the repayment of the Ambassador revolving credit facility upon consummation of the Ambassador Merger.

     The following table presents the net impact to pro forma net income applicable to holders of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%.

          Increase in Interest Expense..............................$    358
                                                                    --------
                                                                    --------
          Income before Minority Interest in Operating Partnership
            (after minority interest in other partnerships).........  39,896
          Minority Interest in Operating Partnership................  (4,193)
                                                                    --------
          Net income                                                $ 35,703
                                                                    --------
                                                                    --------
          Net income attributable to common stockholders            $ 27,645
                                                                    --------
                                                                    --------
          Net income per common share                                   0.59
                                                                    --------
                                                                    --------

(F) Represents elimination of minority interest in Jupiter-I, L.P. and Jupiter-II, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.

(G) Represents adjustments to Minority interest in Operating Partnership assuming the Ambassador Merger had occurred as of January 1, 1996. On a pro forma basis, without giving effect to the Ambassador Merger, as of September 30, 1997, the minority interest percentage is approximately 11.0%. On a pro forma basis, giving effect to the Ambassador Merger, as of September 30, 1997, the minority interest percentage is approximately 10.5%.